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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 19, 1996
                                                   (November 4, 1996)



                             COMFORCE Corporation
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            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

          1-6081                                       36-2262248
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(Commission File Number)                   (I.R.S. Employer Identification No.)

2001 Marcus Avenue, Lake Success, NY                                     11042
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's Telephone Number, Including Area Code:      (516) 352-3200
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Item 2.  Acquisition or Disposition of Assets
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The RHO Transaction
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         On November 4, 1996, COMFORCE Corporation (the "Company"), through its subsidiary COMFORCE Technical Services, Inc., entered into a definitive agreement with RHO Company, Inc. ("RHO"), and J. Scott Erbe, the controlling stockholder of RHO, to purchase all of the stock of RHO for $14.8 million, plus a three year contingent payout based on future earnings of RHO payable in stock in an aggregate amount not to exceed $3.3 million. The purchase price was determined through arms length negotiations between the parties. RHO provides specialists for its customers primarily in the technical services and information technology sectors.

         RHO's headquarters are located in Redmond, Washington. The Company added nine branch offices with the acquisition of RHO.

The Continental Transaction
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         On November 8, 1996, the Company, through its subsidiary, COMFORCE
Global, Inc., purchased, pursuant to (i) the Asset Purchase Agreement as entered into with Continental Field Service Corporation, Michael Hill and Roy Hill and
(ii) the Asset Purchase Agreement as entered into with Progressive Telecom, Inc. and Beth Wilson Hill, respectively, substantially all of the assets of Continental Field Services Corporation and its affiliate, Progressive Telecom, Inc. (collectively, "Continental"), for a purchase price of $4.4 million in cash, 36,800 shares of the Company's Common Stock valued at $575,000 (in accordance with the agreement of the parties based on an average closing price on the American Stock Exchange of the Company's Common Stock), and contingent income payments payable over three years in an aggregate amount not to exceed $1.2 million. The purchase of the assets was determined by arm's length negotiations between the parties. The cash portion of the purchase price was paid by the Company from the proceeds of a private placement of the Company's Series F Preferred Stock, from the proceeds from the exercise of certain warrants, and with funds from the Company's credit facility.

         Continental's headquarters are located in Elmsford, New York. Continental will provide services principally to the Company's customers in the telecommunications market.

Item 7.  Financial Statements and Exhibits
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         (a)      Financial Statements of businesses acquired.

         It is impracticable for the Company to file the financial statements required for the acquisitions described in Item 2 of this Current Report on Form 8-K concurrently with the filing of this Report. Such financial statements will be filed with the Commission as soon as the same are available, but in no event later than 60 days after the date on which a Form 8-K is required to be filed reporting each event.

         (b)      Pro forma financial information.
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         It is impracticable for the Company to file pro forma financial statements taking into account the acquisitions described in Item 2 of this Current Report on Form 8-K concurrently with the filing of this Report. Such pro forma financial statements will be filed with the Commission at the time the financial statements for these acquisitions are filed.
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         (c)      Exhibits

2.1 Subscription Agreement dated October 28, 1996 by and among RHO Company, Inc., J. Scott Erbe, COMFORCE Corporation and COMFORCE Technical Services, Inc.

2.2 Stock Sale and Termination Agreement dated October 28, 1996 by and between James R. Ratcliff and RHO Company, Inc.

2.3 Letter Agreement dated November 4, 1996 amending Stock Sale and Termination Agreement between RHO Company, Inc. and James R. Ratcliff.

2.4 Asset Purchase Agreement dated October 25, 1996 by and among Continental Field Service Corporation, Michael Hill, Roy Hill and COMFORCE Global, Inc.

2.5 Asset Purchase Agreement dated October 25, 1996 by and among Progressive Telecom, Inc., Beth Wilson Hill and COMFORCE Global, Inc.

2.6 Amendment to Escrow Agreement and Purchase Agreements dated November 8, 1996 by and among Continental Field Service Corporation, Progressive Telecom, Inc., Michael Hill, Roy Hill, Beth Wilson Hill, McCarthy, Fingar, Donovan, Drazen & Smith, and COMFORCE Global, Inc.
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                                   SIGNATURE
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COMFORCE Corporation
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                                        (Registrant)

                                        By /s/ Andrew Reiben
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                                        Andrew Reiben, Chief Accounting Officer

Dated:  November 19, 1996